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                                                             EXHIBIT 10(iii)(A)


                              EMPLOYMENT AGREEMENT


         AGREEMENT made as of the 16th day of February, 1999, between Affiliated Computer Services, Inc., a Delaware corporation (the "Company"), and Darwin Deason (the "Executive").

         WHEREAS, the Executive has served on the Board of Directors (the "Board") of the Company and as its Chairman and Chief Executive Officer since the date of the Company's incorporation;

         WHEREAS, it is currently contemplated that although Executive will continue to have certain powers and authority customarily associated with a chief executive officer position, the Company's President will be designated as the Chief Executive Officer while the Executive will retain the title of Chairman;

         WHEREAS, the Executive will, consistent with the preceding recital, have exclusive authority for the following specified areas: (i) selecting and appointing the individual(s) to serve in, or to be removed from, the offices of Chief Executive Officer, President, Chief Financial Officer, Executive Vice Presidents, General Counsel, Secretary and Treasurer and (subject to appropriate charter amendment confirming the Executive's authority to fill such vacancies) to fill any director vacancies created in the event any such removal from office, (ii) recommending to the Board individuals for election to, or removal from, the Board itself, and (iii) recommending to the Compensation Committee to the Board or, as applicable, to the Special Compensation Committee to the Board salary, bonus, stock option and other compensation matters for such officers,
(iv) approval of acquisitions to the extent authority has previously been granted by the Board to the Executive in his capacity as the member of the Special Transactions Committee (except to the extent the Executive has previously delegated authority to the President with

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respect to such acquisitions which do not exceed $25 million in total consideration), (v) spending commitments in excess of $5 million, and (vi) approval of expense reports for the CEO and CFO;

         WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future;

         WHEREAS, the Board recognizes that the Executive's contribution as Chairman and Chief Executive Officer to the growth and success of the Company has been substantial and desires to assure the Company of the Executive's continued employment in an executive capacity and to compensate him therefor;

         WHEREAS, the Executive is desirous of committing himself to serve the Company on the terms herein provided;

         WHEREAS, the Executive and the Company are currently parties to that certain Severance Agreement ("Severance Agreement") made and effective as of the 6th day of August, 1997, which Severance Agreement is to be replaced completely by this Agreement; and

         WHEREAS, the Executive and the Company are also currently parties to that certain Supplemental Executive Retirement Agreement, dated as of December 15, 1998 ("SERP Agreement"), which SERP Agreement the parties hereto do not intend to abrogate by this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue to serve the Company, on the terms and conditions set forth herein for the period commencing on the date hereof and expiring on May 18, 2004

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(unless sooner terminated as hereinafter set forth); provided, however, that commencing on May 18, 2000 and each May 18 thereafter, the term of this Agreement shall automatically be extended for one (1) additional year unless at least thirty (30) days prior to any such May 18 date, either the Company (upon a unanimous vote by all of the Board except the Executive) or the Executive shall have given notice that it or he does not wish to extend this Agreement. The term of this Agreement, as it may from time to time be extended in accordance with this Section, may be referred to herein as the "Period of Employment."

         2. Position and Duties. The Executive, during the Period of Employment, shall be the Chairman of the Board, shall have the power and authority outlined below, shall report only to the Board, shall devote sufficient working time and efforts to the business and affairs of the Company, and shall have such other powers and duties as may from time to time be prescribed by the Board, provided that such duties are consistent with his present duties and with the Executive's position as a senior executive officer in charge of the general management of the Company. Upon designation of the Company's President as Chief Executive Officer, the Executive shall have sole responsibility and authority with respect to the following specified areas: (i) selecting and appointing the individual(s) to serve in, or to be removed from, the offices of Chief Executive Officer, President, Chief Financial Officer, Executive Vice Presidents, General Counsel, Secretary and Treasurer and (subject to appropriate charter amendment confirming the Executive's authority to fill such vacancies) to fill any director vacancies created in the event any such removal from office, (ii) recommending to the Board individuals for election to, or removal from, the Board itself, (iii) recommending to the Compensation Committee to the Board, or as applicable, to the Special Compensation Committee to the Board, salary, bonus, stock option and other compensation matters for such officers, (iv) approval of

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acquisitions to the extent authority has previously been granted by the Board to the Executive in his capacity as the member of the Special Transactions Committee (except to the extent the Executive had previously delegated authority to the President with respect to such acquisitions which do not exceed $25 million in total consideration), (v) spending commitments in excess of $5 million, and (vi) approval of expense reports for the CEO and CFO. With respect to the responsibility and authority of Executive referenced in sub-clause (ii) regarding recommending to the Board individuals for election to the Board, the Board shall annually designate the Executive to serve as a one-person Nominating Committee for the Board charged with recommending to the Board charged with recommending to the Board (x) a slate of director nominees proposed for election at each annual meeting of stockholders and (y) director nominees proposed to be elected by the remaining directors or by the stockholders at a special meeting to fill any vacancies on the Board resulting from a loss of one or more directors (other than vacancies resulting from removal from office of an officer who was also serving as a director, which vacancy shall be filled by the Executive). In the event any time during the Period of Employment the current President of the Company no longer occupies such office or no longer carries the title of "Chief Executive Officer", any and all powers, duties and authority and such title of "Chief Executive Officer" shall, automatically and without further action, revert to the Executive until a successor is duly appointed and qualified.

         3. Place of Performance. In connection with his employment by the Company during the Period of Employment, the Executive shall be based at the Company's principal executive offices in Dallas, Texas and shall not be required to be absent therefrom on travel status or otherwise more than forty-five (45) days in any calendar year. The Company shall not, during the Period of Employment, without the written consent of the Executive, relocate or

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transfer its principal executive offices to a location more than twenty (20)
miles from the Executive's current principal residence. The Company will promptly pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of his principal residence in connection with any such relocation of the Company's principal executive offices to which the Executive has consented.

         4. Compensation and Related Matters.

            (a) Base Salary. Initially, the Executive shall receive a base salary ("Base Salary") at the annual rate of Five Hundred Twenty Five Thousand Dollars ($525,000) during the period ending June 30, 1999. Thereafter, the Executive's Base Salary (or, if applicable, Adjusted Base Salary) shall be adjusted (increased or decreased, as the case may be), effective on July 1, 1999 and on each July 1 thereafter during the Period of Employment, by a percentage equal to the average percentage adjustment (increase or decrease, as the case may be), if any, in the annual salaries for the top five executive officers of the Company for the fiscal year beginning on the applicable July 1 as compared to the annual salaries for such executives for the immediately preceding fiscal year (provided that if any such executive did not occupy such executive position, or a similar one, for such preceding year, then that executive's salary shall not be used in calculating the average adjustment). The Base Salary, as changed by such adjustments, may be referred to herein as "Adjusted Base Salary." Base Salary or Adjusted Base Salary shall be payable in substantially equal bi-monthly installments, shall in no way limit or reduce the obligations of the Company hereunder.

            (b) Bonus Compensation. In addition to Base Salary or Adjusted Base Salary, the Executive shall be entitled to receive, on or about June 30 (the Company's fiscal year

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         end), but in no event later than August 31 next following, of each year, during the Period of Employment, bonus compensation of up to (or greater than, if so decided by the Special Compensation Committee) a Yearly Targeted Bonus. For purposes of this Agreement, the Yearly Targeted Bonus for a particular fiscal year will be two hundred fifty percent (250%) (or, in the discretion of the Special Compensation Committee, a greater percentage) of the Base Salary or, as the case may be, of the Adjusted Base Salary for the fiscal year associated with such June 30. In the case of a particular fiscal year, if the Executive achieves the financial goals set for the Executive for that year (which goals shall be set each year by the Special Compensation Committee to the Board based upon the criteria currently in use), then the Company will pay the entire (or, in the discretion of the Special Compensation Committee, a greater amount) Yearly Targeted Bonus. If such goals are not achieved by the Executive for a particular fiscal year, the exact portion of the Yearly Targeted Bonus to be paid for that particular fiscal year shall be determined in accordance with the provisions of the Company's existing executive bonus plan.

            (c) Expenses. During any Period of Employment the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures presently established by the Company for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Company policy.

            (d) Other Benefits. The Executive shall be entitled to continue to participate in or receive benefits under all of the Company's Employee Benefit Plans or Other Arrangements in effect on the date hereof, or under plans or arrangements that provide the Executive with at least equivalent benefits to those provided under such Employee

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         Benefit Plans or Other Arrangements. As used herein, "Employee Benefit
         Plans or Other Arrangements" include, without limitation, each pension and retirement plan, supplemental pension, retirement and deferred compensation plan, savings and profit-sharing plan, stock ownership plan, stock purchase plan, stock option plan, life insurance plan, medical insurance plan, disability plan, health and accident plan or arrangement established and maintained by the Company on the date hereof. The Executive shall be entitled to participate in or receive benefits under any employee benefit plan or arrangement which may, in the future, be made available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plan or arrangement. Nothing paid to the Executive under any Employee Benefit Plan or Other Arrangement presently in effect or any employee benefit plan or arrangement which may be made available in the future shall be deemed to be in lieu of compensation payable to the Executive pursuant to Subsections 4(a) and 4(b) above. Any payments or benefits payable to the Executive under a plan or arrangement referred to in this Subsection 4(d) in respect of any calendar year during which the Executive is employed by the Company for less than the whole of such year shall, unless otherwise provided in the applicable plan or arrangement, be prorated in accordance with the number of days in such calendar year during which he is so employed. Should any such payments or benefits accrue on a fiscal (rather than calendar) year, then the proration in the preceding sentence shall be on the basis of a fiscal year rather than calendar year.

            (e) Vacations. The Executive shall be entitled to the number of paid vacation days in each calendar year determined by the Company from time to time for its senior

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         executive officers, but not less than four (4) weeks in any calendar year (prorated in any calendar year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year during which he is so employed). The Executive shall also be entitled to all paid holidays given by the Company to its senior executive officers.

            (f) Perquisites. The Executive shall be entitled to continue to receive the perquisites and fringe benefits in accordance with present practices currently received by the Executive.

         5. Offices. The Executive agrees to serve as a director of the Company and any of its direct or indirect subsidiaries and in one or more executive offices of any of the Company's direct or indirect subsidiaries, if elected or appointed thereto, provided he is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company's By-laws; such service will be provided without any additional compensation beyond what is set out in this Agreement.

         6. Unauthorized Disclosure.

            (a) During the Period of Employment hereunder, the Executive shall not, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Company or a may be required by law or regulations, any material confidential information obtained by him while in the employ of the Company with respect to any of the Company's products, systems, customers or organization, the disclosure of which he knows will be materially damaging to the

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         Company; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company. For the period ending two (2) years following the termination of employment hereunder, the Executive shall not disclose any confidential information of the type described above except as determined by him to be reasonably necessary in connection with any business or activity in which he is then engaged.

            (b) The foregoing provisions of this Section 6 shall be binding upon the Executive's heirs, successors and legal representatives.

         7. Termination. The Executive's employment hereunder may be terminated without any breach of this Agreement only under the following circumstances:

            (a) Death. The Executive's employment hereunder shall terminate upon his death.

            (b) Disability. If, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for one hundred eighty
         (180) consecutive calendar days, and within thirty (30) days after written Notice of Termination is given (which may occur no earlier than thirty (30) days before, but at any time after, the end of such one hundred eighty (180) day period), the Executive shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate the Executive's employment hereunder.

            (c) Termination by Company for Cause. Upon a vote to terminate by the Board in which at least all of the members of the Board other than the Executive vote to

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         terminate, the Company may terminate the Executive's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall have the meaning as set out in Schedule A to this Agreement.

            (d) Termination by the Executive. The Executive may, during the Period of Employment, upon giving Notice of Termination, terminate his employment hereunder.

            (e) Notice of Termination. Any termination, during the Period of Employment, of the Executive's employment by the Company or any such termination by the Executive (other than termination pursuant to Subsection 7(a) above on account of death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            (f) Date of Termination. "Date of Termination" shall, during the Period of Employment, mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated on account of disability pursuant to Subsection 7(b) above, thirty (30) days after Notice of Termination is given (provided that the Executive shall not, during such thirty
         (30) day period, have returned to the performance of his duties on a full-time basis), (iii) if the Executive's employment is terminated (by the Company for Cause) pursuant to Subsection 7(c) above, the date specified in the Notice of Termination, and (iv) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given. Should, however, within thirty (30) days after any Notice of Termination is given, the

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         party receiving such Notice of Termination notify the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

         8. Change of Control Benefits. Upon a Change of Control (as defined in Schedule A to this Agreement), the Executive shall be entitled to the benefits provided herein.

            (a) Severance Payments. Within two (2) business days after a Change of Control, the Company shall pay the Executive a lump sum amount, in cash, equal to:

            (i) a multiple equal to number of years (including any portion of a year) left remaining under this Agreement applied to,

                 (A) the Executive's per annum base salary in effect on the date of the Change of Control ("Base Salary"), and

                 (B) the greater of the Executive's bonus for the immediately preceding fiscal year and the average of the Executive's bonuses for the two immediately preceding fiscal years; and

            (ii) the Executive's target bonus for the current fiscal year multiplied by a fraction, the numerator of which shall be the number of days the Executive was employed by the Company in the fiscal year in which the Change of Control occurs and the denominator of which shall be 365.

            (b) Continued Benefits. Until the earlier of the third anniversary of the Change of Control or the date on which the Executive becomes employed by a new

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         employer, the Company shall, at its expense, provide the Executive with medical, dental, life insurance, disability and accidental death and dismemberment benefits at the highest level provided to the Executive immediately prior to the Change of Control, provided, however, that if the Executive becomes employed by a new employer which maintains a major medical plan that either (i) does not cover the Executive with respect to a pre-existing condition which was covered under the Company's major medical plan, or (ii) does not cover the Executive for a designated waiting period, the Executive's coverage under the Company's major medical plan shall continue (but shall be limited in the event of noncoverage due to a preexisting condition, to the preexisting condition itself) until the earlier of the end of the applicable period of noncoverage under the new employer's plan or the third anniversary of the Change of Control.

            (c) Payment of Accrued But Unpaid Amounts. Within two (2) business days after a Change of Control, the Company shall pay the Executive
         (i) any unpaid portion of compensation previously earned by the Executive; and (ii) all compensation previously deferred by the Executive but not yet paid.

            (d) Post-Retirement Welfare Benefits. For purposes of determining the Executive's eligibility for post-retirement benefits under any welfare benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company immediately prior to the Change of Control and in which the Executive then participated other than the SERP, the Executive shall be credited with the excess of three (3) years of participation in the applicable plan and three (3) years of age over the actual years of participation and age credited to the Executive on the date of the Change of Control. If, after taking into account the credited participation

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         and age, the Executive would have been eligible for post-retirement benefits, the Executive shall receive, commencing on the date of the Change of Control, post-retirement benefits based on the terms and conditions of the applicable plans in effect immediately prior to the Change of Control.

            (e) Supplemental Retirement Benefits.

            (i) Upon a Change of Control, the Executive shall become vested in the benefits provided under the Company's retirement plan or any successor plans (the "Supplemental Plan").

            (ii) Within two (2) business days after the Change of Control, the
                 Company shall pay the Executive a lump sum cash amount equal to the present value of the Executive's accrued benefit under the Supplemental Plan as of the date of the Change of Control. For purposes of computing the lump sum present value of the Executive's accrued benefit under the Supplemental Plan, (A) the Company shall credit the Executive with the excess of three (3) years of plan participation and service and three
                 (3) years of age for all purposes (including additional accruals and eligibility for early retirement) over the Executive's actual years and fractional years of plan participation and service and age credited to the Executive after the Change of Control; and (B) the Company shall apply the factors prescribed by the Pension Benefit Guaranty Corporation for determining the actuarial equivalent of a single sum payment of an immediate annuity for a plan termination on the date of the Change of Control with insufficient assets. In determining the Executive's benefits under this paragraph (e)(ii), the terms of the

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                  Supplemental Plan as in effect immediately prior to the
                  Change of Control, except as expressly modified in this paragraph (e), shall govern.

            (iii) These supplemental retirement benefits are in addition to, and not in replacement of, the SERP.

            (f) Effect on Existing Plans. Except as provided below, all Change of Control provisions applicable to the Executive and contained in any plan, program, agreement or arrangement maintained on or after the date hereof by the Company (including, but not limited to, any stock option, restricted stock or pension plan and the SERP) shall remain in effect for such period after the date of a Change of Control as is necessary to carry out such provisions and provide the benefits payable thereunder, and may not be altered in a manner which adversely affects the Executive without the Executive's prior written approval. No benefits shall be paid to the Executive, however, under any severance plan maintained generally for the employees of the Company if the Executive is eligible to receive benefits under this Section 3. Notwithstanding the foregoing, the Severance Agreement is hereby terminated and replaced in its entirety by this Agreement.

            (g) Outplacement Counseling. The Company shall reimburse all reasonable expenses incurred by the Executive for professional outplacement services by qualified consultants selected by the Executive.

            (h) Mitigation. The Executive shall not be required to seek other employment after a Change of Control and any compensation earned from other employment shall not reduce the amounts otherwise payable under this Agreement.

            (i) Gross-up. In the event it shall be determined that any payment, benefit or distribution (or combination thereof) by the Company, or any trust established by the

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         Company for the benefit of its employees, to or for the benefit of the
         Executive (whether payable pursuant to the terms of this Agreement (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and any interest or penalties are incurred by the Executive with respect to such excise tax (the excise tax, together with interest and penalties thereon, hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes, including, without limitation, any income taxes and the Excise Tax imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Subject to the provisions set out below, all determinations required to be made under this Section 8, including whether and when a Gross-up Payment is required and the amount of such Gross-up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized certified public accounting firm as may be designated by the Executive (the "Accounting Firm").
         All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-up Payment, as determined pursuant to this
         Section 8, shall be paid by the Company to the Executive within five
         (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-up Payment. Such notification shall be given no later than ten (10) business

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         days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of the claim and the date of requested payment. The Executive shall not pay the claim prior to the expiration of the thirty (30) day period following the date on which it gives notice to the Company. If the Company notifies the Executive in writing prior to the expiration of the period that it desires to contest such claim, the Executive shall:

               (1) give the Company any information reasonably requested by the
                   Company relating to such claim;

               (2) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

               (3) cooperate with the Company in good faith in order to
                   effectively contest such claim; and

               (4) permit the Company to participate in any proceedings
                   relating to such claim;

         Without limitation on the foregoing provisions of this Section 8, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administration tribunal, in a court of initial jurisdiction and in

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         one or more appellate courts, as the Company shall determine provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of the contest; provided, further, that it the Company directs the Executive to pay any claim and sue for a refund, the Company shall advance the amount of the payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to the advance or with respect to any imputed income with respect to the advance. In the event that the Company exhausts its remedies pursuant to this Section 8 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Gross-up Payment required and such payment shall be promptly paid by the Company to or for the benefit of the Executive. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to this Section 8, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be

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         required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid.

             (j) Indemnification; Director's and Officer's Liability Insurance. The Executive shall, after the Change of Control, retain all rights to indemnification under applicable law or under the Company's Certificate of Incorporation or Bylaws, as they may be amended or restated from time to time. In addition, the Company shall maintain Director's and Officer's liability insurance on behalf of the Executive, at the level in effect immediately prior to the Change of Control, for the three (3) year period following the Change of Control, and throughout the period of any applicable statute of limitations.

         9. Office and Support. During the Period of Employment, the Company will, consistent with Section 3 of this Agreement, provide the Executive at the Company's principal executive offices in Dallas (and at such other location in Dallas, Texas as may be designated by the Executive from time to time) with an office and secretarial and administrative support, consistent with current practices.

         10. Successors; Binding Agreement.

             (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or all or part of its assets as aforesaid which executes and delivers the agreement provided for in this Section 10 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

             (b) This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

         11. Notice. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

             If to the Executive:

                      Darwin Deason
                      8181 Douglas, #1000
                      Dallas, Texas 75205

             If to the Company:

                      Affiliated Computer Services, Inc.
                      2828 North Haskell Avenue
                      Dallas, Texas  75204
                      Attention:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas.

         13. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         15. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Dallas, Texas, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided that the Company shall be entitled to seek a restraining order or injunction in any court of competent jurisdiction to prevent any continuation of any violation of Section 6 hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                       AFFILIATED COMPUTER SERVICES, INC.


                                       -----------------------------------------
                                       Mark A. King
                                       Executive Vice President & Chief
                                       Financial Officer



                                       -----------------------------------------
                                       Darwin Deason


         Approved this _____ day of February, 1999, by the undersigned members of the Special Compensation Committee of the Board of Directors of Affiliated Computer Services, Inc.


                                       -----------------------------------------
                                       Joseph P. O'Neill



                                       -----------------------------------------
                                       Frank A. Rossi

                                   SCHEDULE A

                              CERTAIN DEFINITIONS

         An used in this Agreement, and unless the context requires a different meaning, the following terms, when capitalized, have the meaning indicated;

         "Cause" shall mean:

                  (i) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purpose of this provision, no act or failure to act, on the part of the Executive, shall be considered willful unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The termination of employment of the Executive shall not be deemed to be for cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above and specifying the particulars thereof in detail.

         "Change of Control" shall mean the first to occur of any of the following dates :

         (1) the date the Board of Directors votes to approve and recommends a stockholder vote to approve:

         (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than any consolidation or merger of the Company in which the holders of the Company's Common Stock immediately prior to the consolidation or merger have the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger;

         (B) any sale, lease, or other transfer of all, or substantially all, of the assets of the Company, other than any sale, lease, or other transfer to any corporation where the Company owns, directly or indirectly, at least eighty percent (80%) of the outstanding voting securities of the corporation after the transfer; or

         (C) any plan or proposal for the liquidation or dissolution of the Company.

         (2) the date of any person (as such term as used in Section 13(d) of the Securities Exchange Act of 1934, hereinafter the "1934 Act"), other than one or more trusts established by the Company for the benefit of employees of the Company or its subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of Rule 13d-3 under the 1934 Act) of twenty percent (20%) or more of the Company's outstanding Common Stock; or

         (3) the date, during any period of twenty-four (24) consecutive months, on which individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director comprising the majority was approved by a vote of at least a majority of the Continuing Directors in office on the date of such election or nomination for election of the new director. For purposes hereof, a "Continuing Director" shall mean:

         (A) any member of the Board of Directors at the close of business on February 1, 1999;

         (B) any member of the Board who succeeds any Continuing Director described in subparagraph (A) above if such successor was elected, or nominated for election by the Company's stockholders, by a majority of the Continuing Directors then still in office;

         (C) any director elected, or nominated for election by the Company's stockholders to fill any vacancy or newly created directorship on the Board of Directors of the Company by a majority of the Continuing Directors then still in office; or

         (D) any member of the Board who succeeds any Continuing Director described in subparagraph (A), (B) or (C) above or in this subparagraph, which member was selected and appointed by the Executive to fill the unexpired term of a director who, because such person is no longer an officer of the Company, is no longer on the Board.